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                         FUND PARTICIPATION AGREEMENT

                                     Among

                        _________________________ FUND

                       ________________________ ADVISER

                                      and

                  GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

   THIS AGREEMENT is made as of _________, 2008, between __________, an open-end management investment company organized as a ___________ (the "Fund"), ___________, a registered investment adviser organized as a _________________ under the laws of the State of ____________ and Genworth Life Insurance Company of New York, a life insurance company organized under the laws of the State of New York (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as the parties hereto may amend it from time to time (the "Accounts") (individually, a "Party", and collectively, the "Parties").

                             W I T N E S S E T H:

   WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and shares of the Fund ("Shares") are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

   WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable annuity contracts to be offered by insurance companies that enter into participation agreements with the Fund (the "Participating Insurance Companies"), to certain qualified pension and retirement plans ("Plans"), and to the general public; and

   WHEREAS, the beneficial interest in the Fund may be divided into several series of Shares, each series representing an interest in a particular managed portfolio of securities and other assets, and the Fund will make Shares in each of such series listed on Schedule B hereto as the Parties hereto may amend from time to time (each a "Portfolio"; reference herein to the "Fund" includes reference to each Portfolio, to the extent the context requires) available for purchase by the Accounts; and

   WHEREAS, the Company will be the issuer of certain variable annuity contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), will be registered under the 1933 Act unless an exemption from registration is available; and

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   WHEREAS, the Company will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

   WHEREAS, the Company will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act unless an exemption from registration is available, and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act unless an exemption from registration is available; and

   WHEREAS, the Company intends to utilize Shares of one or more Portfolios as an investment vehicle of the Accounts;

   NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

                                   ARTICLE I
                              Sale of Fund Shares

   1.1 The Fund shall make Shares of its Portfolios available to the Accounts at the net asset value of the applicable Portfolio next computed after receipt of such purchase order by the Fund (or its agent), as established in accordance with the provisions of the then current prospectus of the Portfolio. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. Notwithstanding anything to the contrary herein, the Trustees/Directors of the Fund (the "Trustees/Directors") may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is deemed in the sole discretion of the Trustees/Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of such Portfolio.

      The Parties hereto may agree, from time to time, to add other Portfolios to provide additional funding media for the Contracts, or to delete, combine, or modify existing Portfolios, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Portfolio, the Fund, or its Shares herein shall include a reference to any such additional Portfolio. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

   1.2 The Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value of the applicable Portfolio next computed after receipt by the Fund (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the applicable Portfolio. With respect to payment of the purchase price by the Company and of redemption proceeds by the Fund, the Company and the Fund shall net purchase and redemption orders with

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respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with this Section 1.2 and Section 1.4. The Fund shall make payment no later than 12:00 noon New York time on the same day as the order is placed, to the extent practicable, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

   1.3 For the purposes of Sections 1.1 and 1.2, the Fund hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Fund provided that (i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and (ii) the Fund receives notice of such orders by 10:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading, the Fund calculates the Portfolio's net asset value pursuant to the rules of the SEC, and the Company is open for business.

   1.4 The Company shall wire payment for net purchase orders that are transmitted to the Fund in accordance with Section 1.3 to a custodial agent designated by the Fund no later than 12:00 noon New York time on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire.

   1.5 Issuance and transfer of the Fund's Shares will be by book entry only. Certificates evidencing the Shares will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

   1.6 The Fund shall furnish same day notice (by email or telephone followed by written or email confirmation) to the Company of any income dividends or capital gain distributions payable on the Fund's Shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

   1.7 The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. New York time.

   1.8 The Company shall use the data provided by the Fund each Business Day pursuant to Section 1.7 above immediately to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. The Company shall perform such Account processing the same Business Day, and shall place corresponding orders to purchase or redeem Shares with the Fund by 10:00 a.m. New York time on the following Business Day.

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   1.9 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting corresponding to those contained in Section 2.8 of this Agreement.

   1.10 The Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per-share basis to the Company on each Business Day. Any material errors in the calculation of net asset value, dividend and/or capital gain information shall be reported to the Company promptly upon discovery. Material errors will be corrected in the applicable Business Day's net asset value per share. The Company will adjust the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share.

                                  ARTICLE II
                          Obligations of the Parties

   2.1 The Fund shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its Shares.

   2.2 The Fund shall provide the Company (at the Fund's expense) with as many copies of the Fund's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall request for existing Contract owners for whom Shares are held by an Account. The Fund shall provide the Company (at the Company's expense) with as many copies of the Fund's current prospectus, including any amendments or supplements thereto, as the Company shall request for prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund shall provide the Company with a camera ready copy of such documents in a form suitable for printing (at the Company's expense, except that the Fund will bear the commercially reasonable, prorated cost of printing the Fund's prospectus in this format for existing Contract owners up to an amount the Fund would pay on a per copy basis for its own prospectus). The Fund shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Fund (at its expense) shall provide the Company with copies of any Fund-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners. The Fund shall provide the materials described in this Section 2.2 within a reasonable time prior to required printing and distribution of such materials.

   2.3 (a) The Company shall bear the costs of distributing the Fund's prospectus, statement of additional information, shareholder reports and other shareholder communications to Contract owners of and applicants for policies for which the Fund is serving or is to serve as an investment vehicle. The Fund shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes

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sole responsibility for ensuring that such materials are delivered to Contract owners on a timely basis in accordance with applicable federal and state securities laws.

      (b) If the Company elects to include any materials provided by the Fund, specifically prospectuses, statements of additional information, shareholder reports and proxy materials, on its web site or in any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Fund and for promptly replacing such materials with all updates provided by the Fund.

   2.4 The Company agrees and acknowledges that it has no rights to the names and marks "___________" and "___________" and that all use of any designation comprised in whole or part of ___________ or the names of the Portfolios or the Fund (each a "Fund Mark") under this Agreement shall inure to the benefit of the Fund. Except as provided in Section 2.5, the Company shall not use any Fund Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Fund. Upon termination of this Agreement for any reason, the Company shall cease all use of any Fund Mark as soon as reasonably practicable.

   2.5 (a) The Fund will provide the Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above that relate to the Fund or its investment adviser promptly after the filing of each such document with the SEC or other regulatory authority. The Company will provide the Fund with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above promptly after the filing of each such document with the SEC or other regulatory authority provided that the document relates to an Account and Contract that include the Fund as one of the underlying funding vehicles for such Contract.

      (b) The Fund shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, the Accounts or the Contracts are named, at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser(s) is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

   2.6 The Company and its affiliates shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any of its affiliates or its investment adviser(s) in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement, including the

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prospectus and statement of additional information, for the Fund Shares (as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in sales literature or other promotional material approved by the Fund or its designee, except as required by legal process or regulatory authorities or with the written permission of the Fund or its designee.

   2.7 The Fund and its affiliates shall not give any information or make any representations or statements on behalf of the Company or concerning the Company or any of its affiliates, the Contracts or the Accounts other than information or representations contained in and accurately derived from the registration statement, including the prospectus and statement of additional information, for the Contracts (as such registration statement, prospectus, and statement of additional information may be amended or supplemented from time to time), or in materials approved by the Company or its designee for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company or its designee.

   2.8 So long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for owners of variable annuity contracts, the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the Accounts, in Shares of the Fund, and will vote the Shares held in such Accounts in a manner consistent with voting instructions timely received from Contract owners. The Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund. With respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract owners are received, as well as Shares it owns that are held by that Account or directly, in the same proportion as those Shares for which timely voting instructions are received. The Company and its affiliates and agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

   2.9 The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Fund and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners) ("broker only materials") is so used, and neither the Fund nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

   2.10 For purposes of Sections 2.6 and 2.7, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts,

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reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

   2.11 The Fund will immediately notify the Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund prospectus; (ii) any request by the SEC for any amendment to such registration statement or the Fund prospectus that may affect the offering of Shares of the Fund; (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's Shares; or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by the Company. The Fund will make every reasonable effort to prevent the issuance, with respect to any Portfolio, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

   2.12 The Company will immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account prospectus; (ii) any request by the SEC for any amendment to such registration statement or Account prospectus that may affect the offering of Shares of the Fund; (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts; or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

                                  ARTICLE III
                        Representations and Warranties

   3.1 The Company represents and warrants (i) that it is an insurance company duly organized and in good standing under the laws of the State of New York and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement;
(ii) that it has legally and validly established and maintained each Account as a segregated asset account under such law and the regulations thereunder; and
(iii) that the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

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   3.2 The Company represents and warrants that (i) each Account has been registered or, prior to any issuance or sale of the Contracts, will be registered and each Account will remain registered as a unit investment trust in accordance with the provisions of the 1940 Act unless an exemption from registration is available; (ii) each registered Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder; (iii) each registered Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder; (iv) the Company will amend the registration statement for its Contracts under the 1933 Act and for its registered Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law; and (v) each registered Account prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

   3.3 The Company represents and warrants that the Contracts or interests in the Accounts are or, prior to issuance, will be registered as securities under the 1933 Act unless an exemption from registration is available. The Company further represents and warrants that: (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; (ii) the Company has adopted policies and procedures reasonably designed to comply with the US PATRIOT Act; and (iii) the Company does not encourage or facilitate active trading and has adopted policies and procedures reasonably designed to prevent market timing within the Portfolios.

   3.4 The Fund represents and warrants (i) that it is duly organized and validly existing under the laws of the State of _________; (ii) that it does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder; (iii) that its 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder; and
(iv) that its Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

   3.5 The Fund represents and warrants that the Fund Shares offered and sold pursuant to this Agreement shall be registered under the 1933 Act to the extent required by the 1933 Act and the Fund shall be registered under the 1940 Act to the extent required by the 1940 Act prior to any issuance or sale of such Shares. The Fund shall amend its registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Fund shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

   3.6 The Fund represents that each Portfolio intends to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company promptly upon having a reasonable basis for believing that a Portfolio has ceased to so qualify.

                                      -8-

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   3.7 Certain classes of the Fund's Shares intend to make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plan"). The Fund represents that the 12b-1 Plan for each class of each applicable Portfolio has or will be approved by the Fund's board of trustees/directors, including a majority of whom are not interested persons of the Fund, prior to the date the class commences operations.

   3.8 The Fund represents and warrants that all of its trustees/directors, officers and employees are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

   3.9 Each of the Parties represents and warrants that it shall perform its obligations hereunder in compliance with any applicable state and federal laws.

                                  ARTICLE IV
                          Contract Holder Information

   4.1 Agreement to Provide Contract Holder Information Pursuant to Rule 22c-2

      (a) To the extent required by Rule 22c-2 under the 1940 Act, the Company agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), if known, of any or all Contract holders and the amount, date, name or other identifier of any investment professional(s) associated with the Contract holder(s) or account(s) (if known), and transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer or exchange of shares of the Portfolio(s) held through one or more account(s) maintained by the Company during the period covered by the request ("transaction information").

      (b) Requests must set forth a specific period, not to exceed ninety
   (90) business days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) business days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares of the Portfolio(s) issued by the Fund.

      (c) The Company agrees to transmit the requested transaction information that is on its books and records to the Fund or its designee promptly, but in any event not later than five (5) business days after receipt of a request. If the requested transaction information is not on the Company's books and records, the Company agrees to: (i) provide or arrange to provide to the Fund the requested transaction information from Contract holders who hold an account with an indirect intermediary; or (ii) if directed by the Fund, block further purchases of shares of the Portfolio(s) from such indirect intermediary. In such instance, the Company agrees to inform the Fund whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent

                                      -9-

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   practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in Rule 22c-2 under the 1940 Act.

   4.2 Agreement to Restrict Trading; Instructions; Confirmations

      (a) To the extent required by Rule 22c-2 the Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of shares of the Portfolio(s) by a Contract holder that has been identified by the Fund as having engaged in transactions of Portfolio shares (directly or indirectly through the Company's account) that violate market timing or frequent trading policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Portfolio shares issued by the Fund.

      (b) Instructions must include the TIN, if known, and the specific restrictions(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Contract holder(s) or account(s) or other agreed upon information to which the instruction relates.

      (c) The Company agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Company.

      (d) The Company must provide written confirmation to the Fund that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

   4.3 Limitations on Use of Information

   The Fund agrees not to use any transaction information received from the Company solely pursuant to this Agreement for marketing or any other similar purpose without the prior written consent of the Company, except where it is required to do so under law, rule, or regulation.

                                   ARTICLE V
                                Indemnification

   5.1 Indemnification By the Company. The Company agrees to indemnify and hold harmless the Fund, its affiliates and each of its Trustees/Directors, officers, employees and agents and each person, if any, who controls the Fund or any of its affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Fund Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable

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legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Fund Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

      (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in advertising or sales literature for the Contracts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Fund Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company or its affiliates by or on behalf of the Fund or its affiliates for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

      (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or the negligent or wrongful conduct of the Company, or persons under its control (including, without limitation, its employees), in connection with the sale or distribution of the Contracts or Fund Shares; or

      (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in
   Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund or its affiliates by or on behalf of the Company or its affiliates; or

      (d) arise out of or result from any failure by the Company to perform the obligations, provide the services or furnish the materials required under the terms of this Agreement; or

      (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

   5.2 Indemnification By the Fund and Adviser. The Fund and Adviser agree to indemnify and hold harmless the Company, its affiliates and each of its directors, officers, employees and agents and each person, if any, who controls the Company or any of its affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Parties" for purposes of this
Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith)

(collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

      (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Fund or in advertising or sales literature for the Fund (or any amendment or supplement to any of the foregoing), (collectively, "Fund Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund or its affiliates by or on behalf of the Company or its affiliates for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

      (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or the negligent or wrongful conduct of the Fund or Adviser or persons under their control (including, without limitation, their employees), in connection with the sale or distribution of the Contracts or Fund Shares; or

      (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company or its affiliates by or on behalf of the Fund, the Adviser or their affiliates; or

      (d) arise out of or result from any failure by the Fund or Adviser to perform the obligations, provide the services or furnish the materials required under the terms of this Agreement;

      (e) arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or Adviser; or

      (f) arise out of the failure of the Fund or any Portfolio to qualify as a "regulated investment company" under Subchapter M of the Code.

   5.3 No Party shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against a Fund Indemnified Party or a Company Indemnified Party, as applicable (as to each, an "Indemnified Party") to the extent the Losses arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

   5.4 No Party shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Party against whom Indemnification is sought (the "Indemnifying Party") in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim that shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve such Indemnifying Party from any liability which it may have to the Indemnified Party in the absence of Sections
5.1 and 5.2.

   5.5 In case any such action is brought against the Indemnified Parties, the Indemnifying Party shall be entitled to participate, at its own expense, in the defense of such action. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Party named in the action. After notice from the Indemnifying Party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall cooperate with the Indemnifying Party and bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

                                  ARTICLE VI
                                Confidentiality

   6.1 The Fund acknowledges that the identities of the customers of Company or any of its affiliates (collectively, the "Company Protected Parties" for purposes of this Article VI), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Company Protected Parties or any of their employees or agents in connection with Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. The Fund agrees that if it comes into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as may be independently developed or compiled by the Fund from information supplied to it by the Company Protected Parties' customers who also maintain accounts directly with the Fund, the Fund will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Company's prior written consent; or (b) as required by law or judicial process. The Company acknowledges that the identities of the customers of the Fund or any of its affiliates (collectively, the "the Fund Protected Parties" for purposes of this Article VI), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Fund Protected Parties or any of their employees or agents in connection with the Fund's performance of its duties under this Agreement are the valuable property of the Fund Protected Parties. The Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Fund Protected Parties' customers or any other information or property of the Fund Protected Parties, other than such information as may be independently developed or compiled by Company from information supplied to it by the Fund Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except:
(a) with the Fund's prior written consent; or (b) as required by law or judicial process. Each Party acknowledges that any breach of the agreements in this Article VI would result in immediate and irreparable harm to the other Party for which there would be no adequate remedy at law and agree that in the event of such a breach, the other Party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

                                  ARTICLE VII
                                  Termination

   7.1 (a) This Agreement may be terminated by either Party for any reason by ninety (90) days advance written notice delivered to the other Party.

      (b) This Agreement may be terminated by the Company immediately upon written notice to the Fund with respect to any Portfolio:

          (i) based upon the Company's determination that Shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

          (ii) in the event any of the Portfolio's Shares are not registered, and in all material respects issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

          (iii) upon the Fund's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten days after written notice of such breach is delivered to the Fund;

          (iv) in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

      (c) This Agreement may be terminated immediately by the Fund upon the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Fund within ten days after written notice of such breach is delivered to the Company.

      (d) This Agreement will terminate as to a Portfolio upon at least ninety
   (90) days advance written notice:

          (i) at the option of the Fund upon institution of formal proceedings against the Company by FINRA, the SEC, or any state securities or insurance department or any other regulatory body if the Fund shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (ii) at the option of the Company upon institution of formal proceedings against the Fund, its principal underwriter, or its investment adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, its principal underwriter, or its investment adviser has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity.

   7.2 Notwithstanding any termination of this Agreement under Section 7.1, the Fund shall, at the option of the Company, continue to make available additional Shares of the Fund (or any Portfolio) for at least 180 days, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in Section 2.3 and meet all obligations of the Company under this Agreement (treating it as being in full force and effect), and further provided that Shares of the Fund (or any Portfolio) shall only be required to be made available with respect to owners of the Contracts for whom Shares are held by an Account on the effective date of the termination. Such Contract owners will be permitted to reallocate investments in the Portfolio and/or invest in the Portfolio upon the making of additional purchase payments under the Contracts. The provisions of this Section 7.2 shall not apply in the event the Fund determines to liquidate the Portfolio and end the Portfolio's existence.

   7.3 The provisions of Articles V and VI shall survive the termination of this Agreement, and the provisions of Articles II shall survive the termination of this Agreement so long as Shares of the Fund are held on behalf of Contract owners in accordance with Section 7.2.

   7.4 This Agreement will terminate as to a Portfolio immediately at the option of the Fund if interests in an Account under the Contracts are not registered, or, in all material respects, are not issued or sold in accordance with any applicable federal or state law, upon prior written notice which shall be given as soon as possible within twenty-four (24) hours after the Fund learns of the event.

   7.5 The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Portfolio after the effective date of this Agreement's termination with respect to such Shares or, if such ownership following termination cannot be avoided, that the duration thereof is as brief as reasonably practicable. Such steps may include, for example, combining the affected Account with another Account, substituting other Portfolio shares for those of the affected Portfolio, or otherwise terminating participation by the Contracts in such Portfolio.

                                 ARTICLE VIII
                                    Notices

   Any notice shall be sufficiently given when sent by registered or certified mail to the other Party at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Party.

         If to the Fund:

         If to the Company: Genworth Life Insurance Company of New York
                            6620 West Broad Street, Building 2
                            Richmond, Virginia 23230
                            Attention: General Counsel, Securities

                                  ARTICLE IX
                                 Miscellaneous

   9.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   9.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

   9.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   9.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York without regard for that state's principles of conflict of laws.

   9.5 The Parties acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Trustee/Director, officer, agent or holder of Shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

   9.6 Each Party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

   9.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

   9.8 The Parties acknowledge and agree that this Agreement shall not be exclusive in any respect.

   9.9 Neither this Agreement nor any of its rights or obligations hereunder may be assigned by any Party without the prior written approval of the other Party.

   9.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all Parties hereto.

   IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement as of the date and year first above written.

                                           ________________ FUND

                                           By:
                                                  ------------------------------
                                           Name:
                                           Title:

                                           __________________ ADVISER

                                           By:
                                                  ------------------------------
                                           Name:
                                           Title:

                                           Genworth Life Insurance Company of
                                           New York

                                           By:
                                                  ------------------------------
                                           Name:
                                           Title:

                                  SCHEDULE A

                  Separate Accounts and Associated Contracts



Name of Separate Account and                    Policies/Contracts Funded
Date Established by Board of Directors          By Separate Account

Genworth Life of New York VA Separate Account 2 RetireReady IRA Annuity NY
  (January 17, 2008)

                                  SCHEDULE B

                           Participating Portfolios